                            SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934


Filed by the Registrant / /

Filed by a party other than the Registrant /X/

Check the appropriate box:

/ /   Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/ /   Definitive Proxy Statement

/X/   Definitive Additional Materials

/ /   Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


                             TSI INCORPORATED
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             (Name of Registrant as Specified In Its Charter)


                             JJF GROUP, INC.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      (1)   Title of each class of securities to which transaction
            applies:
                    ---------------------------------------------------------

      (2)   Aggregate number of securities to which transaction
            applies:
                    ---------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            -----------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:
                                                            -----------------

      (5)   Total fee paid:
                           --------------------------------------------------

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
                                   ------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:
                                                         --------------------

      (3)   Filing Party:
                         ----------------------------------------------------

      (4)   Date Filed:
                       ------------------------------------------------------

                            SOLICITATION OF PROXIES
                      1999 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                                TSI INCORPORATED

                                ----------------

                 SUPPLEMENT OF JULY 12, 1999 TO PROXY STATEMENT
                                       OF
                                JJF GROUP, INC.

                                ----------------

    This supplements the proxy statement sent to the shareholders of TSI Incorporated (the "Company"), on July 2, 1999 (the "Proxy Statement"), by JJF Group, Inc., a Minnesota corporation formed by Mr. John J. Fauth (Mr. Fauth and JJF Group, Inc. are referred to collectively as the "JJF Group"). The JJF Group is soliciting proxies from the Company's shareholders to be voted at the annual meeting of shareholders of the Company, which is expected to be held at 500 Cardigan Road, Shoreview, Minnesota 55126, at 9:30 a.m. (local time) on Thursday, July 22, 1999, including any adjournments or postponements, continuations or reschedulings thereof. This Supplement and a GREEN proxy card are being sent to the Company's shareholders on or about July 12, 1999.

    THIS SOLICITATION IS BEING MADE BY THE JJF GROUP AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE ADDRESS OF THE JJF GROUP IS 333 SOUTH SEVENTH STREET, SUITE 3100, MINNEAPOLIS, MINNESOTA 55402; TELEPHONE (612) 673-6700.

                                  INTRODUCTION

    Mr. Fauth is the largest individual shareholder of the Company and the JJF Group has previously offered to enter into a cash merger with the Company, which has been rejected by the Board of Directors. The JJF Group is soliciting your proxies to (i) elect three individuals (John J. Fauth, Joseph G. Kohler and G. Richard Haun, Jr.) to the eight-person Board, (ii) to ratify the Board's selection of auditors, and (iii) to amend the Company's bylaws and Articles of Incorporation to opt-out of the Minnesota Control Share Acquisition Act and prevent the Board from taking certain actions to block a sale to the JJF Group or another purchaser.

                            SUPPLEMENTAL INFORMATION

TENDER OFFER

    On July 12, 1999, JJF Acquisition, Inc., a subsidiary of JJF Group, Inc., commenced a cash tender offer to acquire all outstanding shares of common stock, par value $.10 per share of the Company (the "Shares") at a price of $14.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated the same date (the "Offer to Purchase") and the related letter of transmittal (the "Letter of Transmittal") (which, as amended from time to time, together constitute the "Tender Offer"). The Tender Offer represents a 9.8% premium over the closing price of $12.75 per share on July 9, 1999; a 78% premium over the closing price of $7.875 per share on November 30, 1998, which was the day on which Mr. Fauth first purchased the Company's Common Stock; and a 69% premium over the average daily closing price of $8.27 for the one year period ended November 30, 1998.

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    The purpose of the Tender Offer is to enable the JJF Group to acquire the entire equity interest in the Company. The Tender Offer is currently scheduled to expire at 12:00 Midnight, New York City time, on August 11, 1999, unless further extended to a later date and time (the "Expiration Date"). The Tender Offer is for all of the Shares and is subject to certain conditions and will not be consummated until those conditions are satisfied or waived. The adoption of ALL of the JJF Group's Proposals at the Annual Meetings is necessary to satisfy various conditions to the purchase of Shares tendered pursuant to the Tender Offer. The JJF Group is seeking the cooperation of the Board of Directors to facilitate prompt consummation of the Tender Offer. Further information concerning the Tender Offer is contained in the Offer to Purchase and related Letter of Transmittal.

    THE PROXY STATEMENT (INCLUDING THIS SUPPLEMENT) IS NEITHER A REQUEST FOR THE TENDER OF SHARES NOR AN OFFER WITH RESPECT THERETO. THE OFFER IS BEING MADE ONLY BY MEANS OF THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL. IF YOU HAVE NOT ALREADY RECEIVED THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, PLEASE CALL BEACON HILL PARTNERS, INC. AT (800) 475-9320.

    ELECTION OF THE JJF NOMINEES AND THE ADOPTION OF THE JJF PROPOSALS WILL BE AN IMPORTANT STEP IN REACHING THE GOAL OF MAXIMIZING SHAREHOLDER VALUE. HOWEVER, YOU MUST TENDER YOUR SHARES PURSUANT TO THE TENDER OFFER IF YOU WISH TO PARTICIPATE IN THE TENDER OFFER. YOUR VOTE FOR THE JJF PROPOSALS DOES NOT OBLIGATE YOU TO TENDER YOUR SHARES PURSUANT TO THE TENDER OFFER, AND YOUR FAILURE TO VOTE FOR THE PROPOSALS DOES NOT PREVENT YOU FROM TENDERING YOUR SHARES PURSUANT TO THE TENDER OFFER. EVEN IF YOU HAVE ALREADY TENDERED YOUR SHARES UNDER THE TENDER OFFER, YOU STILL HAVE THE RIGHT TO VOTE YOUR SHARES AND YOU MUST SUBMIT YOUR GREEN PROXY CARD TO DO SO.

    THE TENDER OFFER IS SUBJECT TO CERTAIN CONDITIONS, WHICH ARE DESCRIBED IN THE OFFER TO PURCHASE.

PURCHASE OF ADDITIONAL SHARES

    Since the date of the JJF Group Proxy Statement, Mr. Fauth has acquired 357,000 additional Shares on the open market, including the right to vote those shares at the Annual Meeting. He currently owns 1,009,000 Shares, which constitutes 9.0% of the 11,234,982 outstanding Shares of the Company on the record date for the Annual Meeting.

ADOPTION OF EQUAL VOTING RIGHTS PROPOSAL (PROPOSAL THREE ON THE GREEN PROXY
  CARD)

    The Minnesota Control Share Acquisition Act, Minn. Stat. 302A.671 (the "Act") has recently been amended to alter the vote required for shareholders to opt-out of the Act, as contemplated by Proposal 3. Under this statutory amendment, adoption of the Equal Voting Rights Proposal to "opt out" of the Act must be approved by both (1) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote, including shares held by an acquiring party (such as Mr. Fauth or JJF Group), and (2) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote, excluding all "interested shares" (in this case meaning the Shares owned by Mr. Fauth or JJF Group, by any officer of the Company or by any member of the Board who is employed of the Company). This means, in effect, that any Shares which are not present at the Annual Meeting, or which are present but abstain, will be treated as votes against Proposal 3. The amendment to the Act means that adoption of the Equal Voting Rights Proposal will require approval of 50.1% of the outstanding shares of the Company, rather than a majority of the shares present or represented by proxy at the Annual Meeting.

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
                WHY YOU SHOULD VOTE FOR THE JJF GROUP PROPOSALS

    - To elect directors who are committed to maximizing shareholder value

    - To adopt amendments to the Company's bylaws and Articles of Incorporation that will preserve your right as a shareholder to decide the Company's future

    - To prevent the current Board from implementing policies or adopting strategies that could limit the value of your Shares by creating obstacles to a sale of the Company

    YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND MAIL (OR FAX BOTH SIDES OF) THE ENCLOSED GREEN PROXY CARD TO VOTE FOR THE JJF NOMINEES, FOR THE APPOINTMENT OF AUDITORS, AND FOR THE BYLAW AND ARTICLE PROPOSALS.

                                   IMPORTANT

    Your vote is important. No matter how many Shares you own, please give the JJF Group your proxy FOR the election of the JJF Nominees, FOR the ratification of the appointment of independent auditors, and FOR the approval of the Bylaw and Article Amendment Proposals by taking three steps:

    1.  SIGNING the enclosed GREEN proxy card,

    2.  DATING the enclosed GREEN proxy card, and

    3. MAILING the enclosed GREEN proxy card TODAY in the envelope provided (no postage is required if mailed in the United States). Registered holders may FAX BOTH SIDES of the enclosed GREEN proxy card TODAY to Beacon Hill Partners, Inc. at the number provided below.

    If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please return the GREEN proxy card in the envelope provided or contact the person responsible for your account and instruct that person to execute the GREEN proxy card representing your Shares. The JJF Group urges you to confirm in writing your instructions to the JJF Group in care of Beacon Hill Partners, Inc. at the address provided below so that the JJF Group will be aware of all instructions given and can attempt to ensure that such instructions are followed.

    If you have any questions or require any additional information concerning this Proxy Statement, please contact, Beacon Hill Partners, Inc. at the address set forth below.

                           BEACON HILL PARTNERS, INC.
                                90 BROAD STREET
                                   20TH FLOOR
                            NEW YORK, NEW YORK 10004

                         (212) 843-8500 (CALL COLLECT)
                                       OR
                         CALL TOLL-FREE (800) 475-9320
                              FAX: (212) 843-4384

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